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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-3 Nos. 333-143030 and 333-146546 and Form S-8 No. 333-143022) of Jazz Technologies, Inc. of our reports dated March 19, 2008, with respect to the consolidated financial statements of Jazz Technologies, Inc. and Jazz Semiconductor, Inc. included in this Annual Report (Form 10-K) for the year ended December 28, 2007.

/s/ ERNST & YOUNG LLP
Orange County, California March 20, 2008

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  Exhibit 23.1